Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development
(914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Board Declares Special Dividend of $0.90 per share

Greenwich, Connecticut, November 23, 2020 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) announced today that its Board of Directors approved a special dividend of $0.90 per share to all of its Class A and Class B shareholders, payable on December 15, 2020 to its shareholders of record on December 4, 2020.

About GAMCO Investors, Inc.
GAMCO is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,500 institutional and private wealth separate accounts, principally in the U.S.) and Gabelli Funds, LLC (24 open-end funds, a SICAV, and 16 closed-end funds). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors.

GAMCO offers a wide range of solutions across Value and Growth Equity, ESG-SRI, Convertibles, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO launched its flagship All Cap Value strategy, Gabelli Value, and in 1986 launched its mutual fund business. In addition to its Value strategies, for over 30 years the firm has managed solutions in Growth and Global Growth Equity, Convertibles, SRI, and Merger Arbitrage.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.